EXHIBIT 23


TERRY AMISANO LTD. AMISANO HANSON
KEVIN HANSON, C.A. CHARTERED ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement of Amendment No.1 of Form SB-2 for BV Pharmaceutical, Inc., of our report dated June 8, 2004 relating to the financial statements of BV Pharmaceutical, Inc. as of May 31, 2004, December 31, 2003 and 2002 and the reference to our firm as experts in the Registration Statement.

"Amisano Hanson"
Chartered Accountants

Vancouver, Canada
July 7, 2004

Suite 604 - 750 West Pender Street       Telephone:    (604) 689-0188
Vancouver, Canada                        Facsimile:    (604) 689-9773
V6C 2T7                                  E-MAIL:       khanson@amisanohanson.com